EXHIBIT 3

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 20, 1998

                                     between

                         THERMADYNE HOLDINGS CORPORATION

                                       and

                         MERCURY ACQUISITION CORPORATION






                                TABLE OF CONTENTS

                             ----------------------

                                                                          PAGE
                                                                          ----

                                    ARTICLE 1
                                   THE MERGER

SECTION 1.01.  The Merger...................................................2
SECTION 1.02.  Conversion (or Retention) of Shares..........................3
SECTION 1.03.  Elections....................................................4
SECTION 1.04.  Proration of Election Price..................................5
SECTION 1.05.  Surrender and Payment........................................7
SECTION 1.06.  Dissenting Shares............................................9
SECTION 1.07.  Stock Options................................................9
SECTION 1.08.  Fractional Shares...........................................10

                                    ARTICLE 2
                            THE SURVIVING CORPORATION

SECTION 2.01.  Certificate of Incorporation................................10
SECTION 2.02.  Bylaws .....................................................10
SECTION 2.03.  Directors and Officers......................................10

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power...............................11
SECTION 3.02.  Corporate Authorization.....................................11
SECTION 3.03.  Governmental Authorization..................................11
SECTION 3.04.  Non-contravention...........................................12
SECTION 3.05.  Capitalization..............................................12
SECTION 3.06.  Subsidiaries................................................13
SECTION 3.07.  SEC Filings.................................................14
SECTION 3.08.  Financial Statements........................................14
SECTION 3.09.  Disclosure Documents........................................15
SECTION 3.10.  Absence of Certain Changes..................................16
SECTION 3.11.  No Undisclosed Material Liabilities.........................17
SECTION 3.12.  Litigation..................................................17
SECTION 3.13.  Taxes  .....................................................17
SECTION 3.14.  ERISA  .....................................................18
SECTION 3.15.  [Intentionally Omitted].....................................22
SECTION 3.16.  Labor Matters...............................................22
SECTION 3.17.  Compliance with Laws and Court Orders.......................22
SECTION 3.18.  Licenses and Permits........................................22
SECTION 3.19.  Intellectual Property.......................................22
SECTION 3.20.  Finders' Fees...............................................23
SECTION 3.21.  Inapplicability of Certain Restrictions.....................23
SECTION 3.22.  Rights Plan.................................................23
SECTION 3.23.  Environmental Matters.......................................24

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MERGERSUB

SECTION 4.01.  Corporate Existence and Power...............................25
SECTION 4.02.  Corporate Authorization.....................................25
SECTION 4.03.  Governmental Authorization..................................26
SECTION 4.04.  Non-contravention...........................................26
SECTION 4.05.  Disclosure Documents........................................26
SECTION 4.06.  Finders' Fees...............................................27
SECTION 4.07.  Financing...................................................27
SECTION 4.08.  Capitalization..............................................28

                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

SECTION 5.01.  Conduct of the Company......................................28
SECTION 5.02.  Stockholder Meeting; Proxy Material.........................30
SECTION 5.03.  Access to Information.......................................31
SECTION 5.04.  Other Offers................................................31
SECTION 5.05.  Notices of Certain Events...................................34
SECTION 5.06.  Resignation of Directors....................................34
SECTION 5.07.  Rights Agreement............................................34
SECTION 5.08.  Preferred Stock.............................................35
SECTION 5.09.  Formation of Operating Co...................................35
SECTION 5.10.  Outstanding Debt Securities.................................35
SECTION 5.11.  Solvency Advice.............................................35
SECTION 5.12.  Transfers by Affiliates.....................................35

                                    ARTICLE 6
                             COVENANTS OF MERGERSUB

SECTION 6.01.  SEC Filings.................................................36
SECTION 6.02.  Voting of Shares............................................36
SECTION 6.03.  Director and Officer Liability..............................36
SECTION 6.04.  Employee Plans and Benefit Arrangements.....................37
SECTION 6.05.  Financing...................................................37
SECTION 6.06.  NASDAQ Listing..............................................37

                                    ARTICLE 7
                     COVENANTS OF MERGERSUB AND THE COMPANY

SECTION 7.01.  Best Efforts................................................38
SECTION 7.02.  Certain Filings.............................................38
SECTION 7.03.  Public Announcements........................................39
SECTION 7.04.  Further Assurances..........................................39

                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to the Obligations of Each Party.................40
SECTION 8.02.  Conditions to the Obligations of MergerSub..................40
SECTION 8.03.  Conditions to the Obligation of the Company.................42

                                    ARTICLE 9
                                   TERMINATION

SECTION 9.01.  Termination.................................................42
SECTION 9.02.  Effect of Termination.......................................44

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  Notices....................................................44
SECTION 10.02.  Survival of Representations and Warranties.................45
SECTION 10.03.  Amendments; No Waivers.....................................45
SECTION 10.04.  Expenses...................................................46
SECTION 10.05.  Successors and Assigns.....................................46
SECTION 10.06.  Governing Law..............................................46
SECTION 10.07.  Counterparts; Effectiveness................................46

--------
         1 The Table of Contents is not a part of this Agreement.




                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 20, 1998 between Thermadyne Holdings Corporation, a Delaware corporation (the "Company") and Mercury Acquisition Corporation, a Delaware corporation ("MergerSub").

                              W I T N E S S E T H:

         WHEREAS, as of the date of execution of this Agreement, all of the outstanding capital stock of, or other ownership interest in, MergerSub is owned, in the aggregate, by DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II - A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners - A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners - A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P.;

         WHEREAS, MergerSub is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, certain beneficial and record stockholders of the Company have entered into a Voting Agreement providing for certain actions relating to certain of the shares of common stock of the Company owned by them;

         WHEREAS, MergerSub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger (as defined in Section 1.01) and also to prescribe certain conditions to the Merger;

         WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.01. The Merger. (a) At the Effective Time, MergerSub shall be merged (the "Merger") with and into the Company in accordance with the Delaware Law (as defined in Section 1.01(d)), and in accordance with the terms and conditions hereof, whereupon the separate existence of MergerSub shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and MergerSub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and MergerSub, all as provided under Delaware Law.

          (d) The Company hereby represents that its Board of Directors, at a meeting duly called and held and acting on the unanimous recommendation of the Board of Directors of the Company, other than Company management directors, has
(i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of the Company's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, which approval satisfies in full the requirements of the General Corporation Law of the State of Delaware (the "Delaware Law"), and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger to its stockholders. The Company further represents that Gleacher NatWest & Co. has delivered to the Company's Board of Directors its written opinion that the consideration to be paid in the Merger is fair to the holders of shares (each, a "Share") of common stock of the Company, par value $0.01 per share ("Common Stock") from a financial point of view.

         SECTION 1.02. Conversion (or Retention) of Shares.  At the Effective
Time:

          (a) each Share held by the Company as treasury stock or owned by MergerSub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

         (b) each share of common stock, par value $0.01 per share, of MergerSub ("MergerSub Common Stock") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges (including those granted under the Rights Agreement (as defined in Section 3.23)) as the shares so converted;

         (c) each share of preferred stock, par value $0.01 per share, of MergerSub ("MergerSub Preferred Stock"), if any, outstanding immediately prior to the Effective Time shall be converted into and become one share of preferred stock of the Surviving Corporation with the same rights, powers and privileges as the shares of preferred stock so converted;

          (d) each outstanding warrant to purchase shares of MergerSub Common Stock (each, a "MergerSub Warrant") shall be automatically amended to constitute a warrant to acquire shares of common stock of the Surviving Corporation on the same terms and conditions as the MergerSub Warrant; and

          (e) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a)-(d) or as provided in
Section 1.06 with respect to Shares as to which appraisal rights have been exercised, be converted into the following (the "Merger Consideration"):

          (i) for each such Share with respect to which an election to retain Company Stock (as defined below) has been effectively made and not revoked or lost pursuant to Sections 1.03(c), (d) and (e) and Section 1.04(b) ("Stock Electing Shares"), or is deemed made pursuant to
         Section 1.04(d)(ii), as the case may be, the right to retain one Share of Common Stock (the "Stock Election Price"), par value $0.01 per share ("Company Stock"); and

         (ii) for each such Share (other than Stock Electing Shares and Shares as to which an election to retain Company Stock is deemed made pursuant to Section 1.04(d)(ii)), the right to receive in cash an amount equal to $34.50 (the "Cash Election Price").

         For purposes of this Section, references to outstanding Shares include the Rights (as defined in Section 3.22) associated with such Shares.

         SECTION 1.03. Elections. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of Shares will be entitled, with respect to such Shares, to make an unconditional election on or prior to such Election Date to retain the Stock Election Price (a "Stock Election"), on the basis hereinafter set forth. For purposes of this Agreement, "Election" means a Stock Election.

          (b) Prior to the mailing of the Company Proxy Statement (as defined in Section 3.09), MergerSub shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. MergerSub will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares.

          (c) MergerSub shall prepare and mail a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election"), with the Company Proxy Statement to the record holders of Shares as of the record date for the Company Stockholder Meeting (as defined in Section 5.02), which Form of Election shall be used by each record holder of Shares who makes an Election with respect to any or all its Shares. The Company will use its best efforts to make the Form of Election and the Company Proxy Statement available to all persons who become holders of Shares during the period between such record date and the Election Date referred to below. Any such holder's Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time on the business day (the "Election Date") next preceding the date of the Company Stockholder Meeting, a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such guarantee of delivery).

          (d) Any Form of Election may be revoked by the holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) after the date of the Company Proxy Statement, if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by MergerSub that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

         (e) The determination of the Exchange Agent shall be binding whether or not Elections have been properly made or revoked pursuant to this Section 1.03 with respect to Shares and when Elections and revocations were received by it. If the Exchange Agent determines that any Election either (x) was not properly made or (y) was not submitted to or received by the Exchange Agent with respect to any Shares, such Shares shall be converted into Merger Consideration in accordance with Section 1.02(e). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 1.04, and any such computation shall be conclusive and binding on the holders of Shares. The Exchange Agent may, with the mutual agreement of MergerSub and the Company, make such rules as are consistent with this Section 1.03 for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections.

         SECTION 1.04. Proration of Election Price. (a) Notwithstanding anything in this Agreement to the contrary but subject to Sections 1.02(a) and 1.06, the number of Shares to be converted into the right to retain Company Stock at the Effective Time (the "Stock Election Number") shall be 485,010 (excluding for this purpose any Shares to be canceled pursuant to Section 1.02(a)).

          (b) If the number of Stock Electing Shares exceeds the Stock Election Number, then such Stock Electing Shares shall be converted into the right to retain the Stock Election Price or the right to receive cash in accordance with the terms of Section 1.02(e) in the following manner:

          (i) A stock proration factor (the "Stock Proration Factor") shall be determined by dividing the Stock Election Number by the total number of Stock Electing Shares.

         (ii) The number of Stock Electing Shares covered by each Stock Election to be converted into the right to retain the Stock Election Price shall be determined by multiplying the Stock Proration Factor by the total number of Stock Electing Shares covered by such Stock Election.

         (iii) All Stock Electing Shares, other than those Shares converted into the right to receive the Stock Election Price in accordance with
         Section 1.04(b)(ii), shall be converted into cash (on a consistent basis among stockholders who made the Election referred to in Section 1.02(e)(i), pro rata to the number of shares as to which they made such Election) as if such Shares were not Stock Electing Shares in accordance with the terms of Section 1.02(e)(ii).

          (c) If the number of Stock Electing Shares is equal to the Stock Election Number, then all Stock Electing Shares shall be converted into the right to receive the Stock Election Price in accordance with the terms of
Section 1.02(e)(i), and all Shares (other than Stock Electing Shares, Shares to be cancelled pursuant to Section 1.02(a) and Dissenting Shares) shall be converted into cash.

          (d) If the number of Stock Electing Shares is less than the Stock Election Number, then:

          (i) All Stock Electing Shares shall be converted into the right to receive the Stock Election Price in accordance with Section 1.02(e)(i).

         (ii) Such number of Shares with respect to which a Stock Election is not in effect, excluding Shares to be cancelled pursuant to Section 1.02(a) and Dissenting Shares (as defined in Section 1.06) ("Non-Electing Shares"), shall be converted into the right to retain the Stock Election Price (and a Stock Election shall be deemed to have been made with respect to such Shares) in accordance with Section 1.02(e) in the following manner:

                       (A) a cash proration factor (the "Cash Proration Factor")
                  shall be determined by dividing (x) the difference between the Stock Election Number and the number of Stock Electing Shares, by (y) the total number of Non-Electing Shares; and

                       (B) the number of Non-Electing Shares of each stockholder
                  to be converted into the right to retain the Stock Election Price shall be determined by multiplying the Cash Proration Factor by the total number of Non-Electing Shares of such stockholder, so that the aggregate number of Stock Electing Shares and Non-Electing Shares converted into such right equals the Stock Election Number.

          SECTION 1.05. Surrender and Payment. (a) As soon as reasonably practicable as of or after the Effective Time, MergerSub shall deposit with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article 1, the Merger Consideration. For purposes of determining the Merger Consideration to be made available, MergerSub shall assume, subject to Section 1.04(d)(ii), that no holder of Shares will perfect his right to appraisal of his Shares. Promptly after the Effective Time, MergerSub will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

          (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional shares of Company Stock.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.05(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to MergerSub, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to MergerSub for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, MergerSub shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of MergerSub free and clear of any claims or interest of any Person previously entitled thereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.05(a) to pay for Shares for which appraisal rights have been perfected shall be returned to MergerSub, upon demand.

          (g) No dividends or other distributions with respect to Company Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares with respect to the shares of Company Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.08 until the surrender of such certificate in accordance with this Article 1. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole shares of Company Stock issued in exchange therefor, without interest, (i) at the time of such surrender or as promptly after the sale of the Excess Shares (as defined in Section 1.08) as practicable, the amount of any cash payable in lieu of a fractional share of Company Stock to which such holder is entitled pursuant to Section 1.08 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Stock.

         SECTION 1.06. Dissenting Shares. Notwithstanding Section 1.02, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares in favor of the Merger, who shall have delivered a written demand for appraisal of such Shares in the manner provided by the Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment for his Shares under
Section 262 of the Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in
Section 262 of the Delaware Law, such holder shall forfeit the right to appraisal of such Shares and each such Share shall be treated as if it had been a Non-Electing Share and had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 1.02 hereof. The Company shall give MergerSub prompt notice of any demands received by the Company for appraisal of Shares, and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 1.07. Stock Options. (a) Except as set forth on Schedule 1.07(a), immediately prior to the Effective Time, each outstanding option to acquire Shares granted to employees (the "Employee Options") and directors (the "Director Options" and, together with the Employee Options, the "Options") shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Options shall receive a cash payment from the Company equal to the product of (i) the total number of Shares previously subject to such Option and (ii) the excess of $34.50 over the exercise price per Share subject to such Option, subject to any required withholding of taxes.

          (b) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by Section 1.07(a). Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee stock option until necessary or appropriate consents are obtained.

          SECTION 1.08. Fractional Shares. (a) No certificates or scrip representing fractional shares of Company Stock shall be issued upon the surrender for exchange of certificates representing Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation; and

         (b) Notwithstanding any other provision of this Agreement, each holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Stock (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (following the deduction of applicable transaction costs), on behalf of all such holders, of the shares (the "Excess Shares") of Company Stock representing such fractions. Such sale shall be made as soon as practicable after the Effective Time.



                                    ARTICLE 2
                            THE SURVIVING CORPORATION

         SECTION 2.01. Certificate of Incorporation. The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended as of the Effective Time as set forth in Exhibit A, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.02. Bylaws. The bylaws of MergerSub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of MergerSub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.



                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to MergerSub that:

         SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has heretofore delivered to MergerSub true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the Company and the Subsidiaries taken as a whole but excluding (i) any change resulting from general economic conditions and (ii) with respect to the agreements set forth on Schedule 3.04(c), any changes arising out of the transactions contemplated by this Agreement and the public announcement thereof.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders by majority vote in connection with the consummation of the Merger, have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of the Company.

         SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with Delaware Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"); (d) compliance with the applicable requirements of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"); (e) compliance with any applicable foreign or state securities or Blue Sky laws; and (f) required filings under Italian law.

         SECTION 3.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental authority binding upon or applicable to the Company or any Subsidiary or any of their properties or assets, (c) except as set forth on Schedule 3.04(c), constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except, in the case of clauses (b), (c) and (d), for any such violation, failure to obtain any such consent or other action, default, right, loss or Lien that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which as of January 19, 1998, there were outstanding 11,073,150 shares of Common Stock and there were employee and director stock options to purchase an aggregate of not more than 1,053,717 shares of Common Stock outstanding (of which options to purchase an aggregate of 481,199 shares of Common Stock were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since January 19, 1998 resulting from the exercise of employee and director stock options outstanding on such date or purchases under the 1997 and 1998 Employee Stock Purchase Plans, which purchases shall not exceed 150,000 shares of Common Stock in the aggregate, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 3.06. Subsidiaries. (a) Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company and/or one or more Subsidiaries. All Subsidiaries and their respective jurisdictions of incorporation are identified in Schedule 3.06(a).

         (b) Except for Liens, limitations and restrictions under the Amended and Restated Credit Agreement among the Company, various lending institutions and Bankers Trust Company, as agent (the "BT Credit Agreement") and the Sixth Variation Agreement, Syndicated Credit Agreement, dated January 18, 1996, between Comweld Group Pty. Ltd., Duxtech Pty. Limited, Quetack Pty. Limited, Thermadyne Australia Pty. Limited, various financial institutions and BT Management Services Pty. Ltd., all of the outstanding capital stock of, or other ownership interests in, each Subsidiary (other than directors' qualifying shares), is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). All such capital stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding
(i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the Company or any Subsidiary, and no other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 3.07. SEC Filings. (a) The Company has made available to MergerSub (i) the Company's annual report on Form 10-K for the year ended December 31, 1996 (the "Company 10-K") , (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and its current reports on Form 8-K dated May 12, 1997 and October 8, 1997 (together with the Company 10-K, the "Current SEC Reports"), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1996, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (collectively, the "SEC Documents").

          (b) As of its filing date, each such report or statement filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company 10-K and the quarterly reports on Form 10-Q referred to in Section 3.07(a)(ii) fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1996 (and the notes thereto) set forth in the Company 10-K, "Balance Sheet Date" means December 31, 1996 and "1997 Balance Sheet" means the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1997.

         SECTION 3.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act (the "Company Proxy Statement"), to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.09(a) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by MergerSub specifically for use therein.

         (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and, at the time such stockholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by MergerSub specifically for use therein.

          (c) The information with respect to the Company or any Subsidiary that the Company furnishes to MergerSub in writing specifically for use in the MergerSub Disclosure Documents (as defined in Section 6.01) will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.10. Absence of Certain Changes. Except as set forth on
Schedule 3.10 attached hereto, since the Balance Sheet Date, the Company and Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

          (c) except as disclosed in the Current SEC Reports or as contemplated by this Agreement, any amendment of any material term of any outstanding security of the Company or any Subsidiary;

          (d) except as disclosed in the Current SEC Reports or the 1997 Balance Sheet, any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not in excess of $25,000,000;

          (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (f) any material change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

          (g) except as disclosed in the Current SEC Reports, any (i) grant of any severance or termination pay to any director or executive officer of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements other than in the ordinary course of business consistent with past practice or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary, other than in the ordinary course of business consistent with past practice; or

          (h) any cancellation of any licenses, sublicenses, franchises, permits or agreements to which the Company or any Subsidiary is a party, or any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date hereof, which cancellation or notification, individually or in the aggregate, has had or reasonably could be expected to have a Material Adverse Effect.

         SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect, other than:

          (a) liabilities disclosed or provided for in the Balance Sheet or the balance sheets (and the notes thereto) included in the Company's reports on Form 10-Q referred to in Section 3.07(a)(ii);

          (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or as otherwise specifically contemplated by this Agreement; and

          (c) liabilities under this Agreement.

         SECTION 3.12. Litigation. Except as set forth in the Current SEC Reports, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of the Company threatened against or affecting, the Company or any Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to the Company or any Subsidiary in accordance with the plaintiff's demands, would reasonably be expected to have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

         SECTION 3.13. Taxes.   Except as set forth in the Schedule 3.13:

          (a) all material tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any tax period (or portion thereof) ending on or before the Effective Time (a "Pre-Closing Tax Period") by or on behalf of the Company or any Subsidiary of the Company (collectively, the "Returns"), were filed when due (including any applicable extension periods) in accordance with all applicable laws in all material respects.

          (b) The Company and its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all taxes shown as due and payable on the Returns that have been filed.

          (c) The charges, accruals and reserves for taxes with respect to the Company and any Subsidiary for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such taxes.

          (d) There is no material claim (including under any indemnification or tax-sharing agreement), audit, action, suit, proceeding, or investigation now pending or threatened in writing against or in respect of any tax or "tax asset" of the Company or any Subsidiary. For purposes of this Section 3.13, the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce taxes.

          (e) There are no Liens for taxes upon the assets of the Company or its Subsidiaries except for Liens for current taxes not yet due.

         (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         SECTION 3.14. ERISA. (a) Schedule 3.14(a) sets forth a list identifying each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and which is not already listed as an International Plan on
Schedule 3.14(i) and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been made available to MergerSub together with (A) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (B) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans". For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above.

          (b) No Employee Plan constitutes a "multiemployer plan", as defined in
Section 3(37) of ERISA (a "Multiemployer Plan"), and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only Employee Plan that is subject to Title IV of ERISA (the "Retirement Plan") is the Thermadyne Group, Inc. Retirement Plan. As of the January 1, 1997 actuarial valuation report, the liabilities on a Retirement Protection Act of 1994 basis exceeded the fair market value of the assets of such plan by less than $3,500,000. No "accumulated funding deficiency", as defined in Section 412 of the Code, exists with respect to any Pension Plan, whether or not waived. The Company knows of no "reportable event", within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan, other than a "reportable event" that will not have a Material Adverse Effect. No condition exists and no event has occurred that would be reasonably likely to result in termination of the Retirement Plan with a liability greater than the liability disclosed in this Section and neither the Company nor any of its affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, which liability has not been satisfied. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary, any officer or director of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified (other than with respect to a disqualifying event the correction of which would not have a Material Adverse Effect) and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has made available to MergerSub copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan other than any non-compliance which could not have a Material Adverse Effect.

          (d) Except as set forth in Schedule 3.14(d) there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G of the Code.

          (e) Schedule 3.14(e) sets forth a list of each material employment, severance or other similar contract, arrangement or policy and each material plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates, (iii) covers any U.S. employee or former U.S. employee of the Company or any of its affiliates and (iv) are currently in effect. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been previously made available to MergerSub are referred to collectively herein as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, other than any non-compliance which could not have a Material Adverse Effect.

         (f) The excess of the present value of the accumulated post-retirement benefit obligation in respect of post-retirement life, health and medical benefits for retired employees of the Company and its affiliates, determined using assumptions that are reasonable in the aggregate in accordance with FAS 106 as of January 1, 1997, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code) does not in the aggregate exceed $17,00,000.

          (g) Except as disclosed in writing to MergerSub in Schedule 3.14(g), there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

          (h) Except as disclosed in Schedule 3.14(h), neither the Company nor any Subsidiary is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $200,000 or more with any officer, consultant, director or employee.

          (i) Schedule 3.14(i) identifies each material International Plan (as defined below). The Company has made available to MergerSub copies of each such International Plan. Each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such Plan was intended to so qualify and any funding requirements and accounting principles with regard to reserves) and has been maintained in good standing with applicable regulatory authorities, other than any non-compliance which could not have a Material Adverse Effect. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. From and after the Closing Date, MergerSub and its Affiliates will get the full benefit of any funds available under such plans to pay benefits and any accruals or reserves with respect thereto.

         "International Plan" means any material employment, severance or similar contract or arrangement (whether or not written) or any material plan, policy, fund, program or arrangement or contract providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan or a Benefit Arrangement, (ii) is entered into, maintained, administered or contributed to by the Company or any Subsidiary,
(iii) covers any employee or former employee of the Company or any Subsidiary and (iv) are currently in effect.

         SECTION 3.15. [Intentionally Omitted].

         SECTION 3.16. Labor Matters. The Company is in compliance with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending or, to the knowledge of Company, threatened against the Company before the National Labor Relations Board or otherwise which if adversely resolved is likely to have a Material Adverse Effect. Except as set forth in Schedule 3.16, there are no strikes, slowdowns, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of Company, threats thereof, by or with respect to any employees of the Company which could have a Material Adverse Effect.

         SECTION 3.17. Compliance with Laws and Court Orders. Neither the Company nor any Subsidiary is in violation of, or has since January 1, 1996 violated, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree , except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.18. Licenses and Permits. As used herein, the term "Permits" shall mean any licenses, franchises, permits, certificates, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
(i) the Company or its Subsidiaries own, hold or possess adequate right to use all Permits required in connection with the operation of the business of the Company and its Subsidiaries, (ii) the Permits are valid and in full force and effect, (iii) neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and (iv) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

         SECTION 3.19. Intellectual Property. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the business now operated by them, except where the failure to own or possess such licenses or rights would not be reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property Rights of the Company and the Subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement would be reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, other data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         SECTION 3.20. Finders' Fees. With the exception of fees payable to Gleacher NatWest & Co., a copy of whose engagement agreement has been provided to MergerSub, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary who might be entitled to any fee or commission from the Company or any Subsidiary or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 3.21. Inapplicability of Certain Restrictions. The Company's certificate of incorporation contains a provision in which the Company expressly elects not to be governed by Section 203 of the Delaware Law, and therefore
Section 203 does not in any way restrict the consummation of the Merger or the other transactions contemplated by this Agreement. The adoption of this Agreement by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares is the only vote of holders of any class or series of the capital stock of the Company required to adopt this Agreement, or to approve the Merger or any of the other transactions contemplated hereby and no higher or additional vote is required pursuant to of the Company's Certificate of Incorporation or otherwise.

         SECTION 3.22. Rights Plan. The Company and its Board of Directors have amended the Shareholder Rights Agreement dated May 1, 1997 (the "Rights Agreement") (without redeeming the Rights (as defined therein)) so that neither the execution or delivery of this Agreement nor the consummation of the Merger will (i) cause any Rights issued pursuant to the Rights Agreement to become exercisable or to separate from the Shares to which they are attached, (ii) cause the MergerSub or any of its Affiliates to be an Acquiring Person (as each such term is defined in the Rights Agreement) or (iii) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as such term is defined in the Rights Agreement), and such amendment shall be in full force and effect from and after the date hereof.

         SECTION 3.23. Environmental Matters. (a) Except as set forth in the Company 10-K or Schedule 3.23:

          (i) except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, no notice, notification, demand, request for information, citation, summons, complaint or order has been received by, or, to the knowledge of the Company or any Subsidiary, is pending or threatened by any Person against, the Company or any Subsidiary nor has any material penalty been assessed against the Company or any Subsidiary with respect to any (A) alleged violation of any Environmental Law or liability thereunder, (B) alleged failure to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law, (C) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance or (D) discharge, emission or release of any Hazardous Substance;

         (ii) no Hazardous Substance has been discharged, emitted, released or is present at any property now or previously owned, leased or operated by the Company or any Subsidiary, which circumstance, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Effect; and

         (iii) there are no Environmental Liabilities that have had or would reasonably be likely to have a Material Adverse Effect.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company or any Subsidiary which has not been made available to MergerSub at least five days prior to the date hereof.

          (c) Neither the Company nor any Subsidiary owns or leases any real property, or conducts any operations, in New Jersey or Connecticut.

          (d) For purposes of this Section, the following terms shall have the meanings set forth below:

          (i) "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, licenses, legally binding agreements and governmental restrictions, relating to the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof;

          (ii) "Environmental Liabilities" means any and all liabilities of or relating to the Company and any Subsidiary, whether contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time; and

         (iii) "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under Environmental Laws.



                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF MERGERSUB

         MergerSub represents and warrants to the Company that:

         SECTION 4.01. Corporate Existence and Power. MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, MergerSub has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with arranging any financing required to consummate the transactions contemplated hereby.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby are within the corporate powers of MergerSub and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of MergerSub.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the Delaware Law, (b) compliance with any applicable requirements of the HSR Act;
(c) compliance with any applicable requirements of the Exchange Act; (d) compliance with the applicable requirements of the Securities Act; (e) compliance with any applicable foreign or state securities or Blue Sky laws; and
(f) required filings under Australian and Italian law.

         SECTION 4.04. Non-contravention. The execution, delivery and performance by MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws of MergerSub, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of law, regulation, judgment, order or decree binding upon MergerSub, or (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of MergerSub or to a loss of any benefit to which MergerSub is entitled under any agreement, contract or other instrument binding upon MergerSub.

         SECTION 4.05. Disclosure Documents. (a) The information with respect to MergerSub that MergerSub furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

         (b) The MergerSub Disclosure Documents (as defined in Section 6.01), when filed, will comply as to form in all material respects with the applicable requirements of the Securities Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of the meeting of the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the MergerSub Disclosure Documents based upon information furnished to MergerSub in writing by the Company specifically for use therein.

         SECTION 4.06. Finders' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), whose fees will be paid by MergerSub, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from MergerSub or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.07. Financing. The Company has received copies of (a) a commitment letter dated January 20, 1998 from DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II - A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners - A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners - A, L.P., DLJMB Funding II, Inc., UK Investment Plan 1997 Partners, DLJ EAB Partners, L.P., DLJ ESC II, L.P. and DLJ First ESC, L.P. pursuant to which each of the foregoing has committed, subject to the terms and conditions set forth therein, to purchase securities of MergerSub for an aggregate amount equal to $140,000,012, (b) a letter dated January 20, 1998 from DLJ Bridge Fund Inc. ("DLJ Bridge Fund") pursuant to which DLJ Bridge Fund has committed, subject to the terms and conditions set forth therein, to purchase Senior Subordinated Notes of a newly-formed Delaware corporation ("Operating Co.") in the amount of $205,000,000 and Senior PIK Notes of MergerSub in the amount of $95,000,000 and (c) a commitment letter dated January 20, 1998 from DLJ Capital Funding, Inc. ("DLJ Senior Debt Fund") pursuant to which DLJ Senior Debt Fund has committed, subject to the terms and conditions set forth therein, to enter into one or more credit agreements providing for loans to Operating Co. of up to $430,000,000. As used in this Agreement, the aforementioned entities shall hereinafter be referred to as the "Financing Entities." The aforementioned credit agreements and commitments to purchase debt and equity securities of MergerSub or Operating Co. shall be referred to as the "Financing Agreements" and the financing to be provided thereunder shall be referred to as the "Financing." The aggregate proceeds of the Financing are in an amount sufficient to pay the Merger Consideration, to repay the Company's and its Subsidiaries' indebtedness (excluding certain capital lease obligations) together with any interest, premium or penalties payable in connection therewith, to provide a reasonable amount of working capital financing and to pay related fees and expenses (collectively, the "Required Amounts"). As of the date hereof, none of the commitment letters relating to the Financing Agreements referred to above has been withdrawn and MergerSub does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the commitment letters relating to the Financing Agreements not being satisfied. MergerSub believes that the Financing will not create any liability to the directors and stockholders of the Company under any federal or state fraudulent conveyance or transfer law. MergerSub further believes that, upon the consummation of the transactions contemplated hereby, including, without limitation, the Financing, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, (iii) will not have incurred debts beyond its ability to pay such debts as they mature, and (iv) the capital of the Company will not become impaired. As of the date of this Agreement, MergerSub knows of no reason why the Merger will not be recorded as a "recapitalization" for financial reporting purposes.

         SECTION 4.08. Capitalization. The authorized capital stock of MergerSub consists of (i) 30,000,000 shares of MergerSub Common Stock, of which as of the date hereof, there were outstanding 58,000 shares and (ii) 15,000,000 shares of MergerSub Preferred Stock, of which as of the date hereof no shares were outstanding. All outstanding shares of capital stock of MergerSub have been duly authorized and validly issued and are fully paid and nonassessable. As of the moment immediately prior to the Effective Time, 2,608,696 shares of MergerSub Common Stock and 2,000,000 shares of MergerSub Preferred Stock, and MergerSub Warrants to acquire 353,428 shares of MergerSub Common Stock at an exercise price of not less than $0.01 per share, will be outstanding; except as set forth in this Section, there will be, at the Effective Time, (a) no shares of capital stock or other voting securities of MergerSub, (b) no securities of MergerSub convertible into or exchangeable for shares of capital stock or voting securities of MergerSub and (c) no options or other rights to acquire from MergerSub, and no obligation of MergerSub to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MergerSub (the items referred to in clauses (a), (b) and (c) being referred to collectively as the "MergerSub Securities"). There are no outstanding obligations of MergerSub to repurchase, redeem or otherwise acquire any MergerSub Securities.



                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 5.01. Conduct of the Company. Except as otherwise specifically provided in this Agreement, from the date hereof to the Effective Time, the Board of Directors of the Company shall not approve or authorize any action that would allow the Company and its Subsidiaries to carry on their respective businesses other than in the ordinary and usual course of business and consistent with past practice or any action that would prevent the Company and its Subsidiaries from using their reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all federal, state and local licenses, approvals and authorizations, including, without limitation, all permits that are required for the Company or any of its Subsidiaries to carry on their business, (iii) keep available the services of its key officers and employees and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, without the prior written consent of MergerSub, prior to the Effective Time, the Board of Directors of the Company shall not, nor shall it authorize or direct the Company or any Subsidiary, directly or indirectly, to:

          (a) adopt or propose any change in its certificate of incorporation or bylaws;

          (b) except pursuant to existing agreements or arrangements or as set forth on Schedule 5.01(b), (i) acquire (by merger, consolidation or acquisition of stock or assets) any material corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material subsidiary or a material amount of assets or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any existing material license, lease, contract, or other document; (iv) except to refund or refinance commercial paper, incur, assume or prepay an amount of long-term or short-term debt, except in the ordinary course of business, consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business, consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other person, except in the ordinary course of business, consistent with past practice; or purchase any property or assets of any other individual or entity, except in the ordinary course of business, consistent with past practice; or (vii) authorize any new capital expenditures which, in the aggregate, are in excess of $15,000,000;

          (c) take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time, or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time;

          (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a wholly owned subsidiary of the Company to the Company or to a subsidiary all of the capital stock which is owned directly or indirectly by the Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of its subsidiaries;

          (e) except as expressly as contemplated by this Agreement, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements);

          (f) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

          (g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred in the ordinary course of business, consistent with past practices;

          (h) make any tax election or settle or compromise any material income tax liability;

          (i) take any action other than in the ordinary course of business and consistent with past practices with respect to accounting policies or procedures; or

          (j) agree or commit to do any of the foregoing.

         SECTION 5.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall, subject to its fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (a) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (b) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (c) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03. Access to Information. From the date hereof until the Effective Time, the Company will give MergerSub, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries, will furnish to MergerSub, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with MergerSub in its investigation of the business of the Company and the Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to MergerSub hereunder; and provided, further that any information provided to MergerSub pursuant to this
Section 5.03 shall be subject to the Confidentiality Agreement dated as of November 6, 1997 between the Company and DLJ Merchant Banking II, Inc. (the "Confidentiality Agreement").

         SECTION 5.04. Other Offers. (a) Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or Subsidiaries to (x) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any Third Party (as defined below) (other than MergerSub) relating to (i) any acquisition or purchase of 20% or more of the consolidated assets of the Company and its Subsidiaries or of over 20% of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Third Party beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would or could reasonably be expected to materially dilute the benefits to MergerSub of the transactions contemplated hereby (collectively, "Acquisition Proposals"), or agree to or endorse any Acquisition Proposal, (y) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing or (z) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (i) furnishing information pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company in any material respect than the Confidentiality Agreement, and a copy of which shall be provided for informational purposes only to MergerSub) concerning the Company and its businesses, properties or assets to a Third Party who has made a bona fide Acquisition Proposal, (ii) engaging in discussions or negotiations with such a Third Party who has made a bona fide Acquisition Proposal, (iii) following receipt of a bona fide Acquisition Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its stockholders, (iv) following receipt of a bona fide Acquisition Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 5.02 and/or
(v) taking any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the stockholders of the Company under applicable law; provided, further, that (A) the Board of Directors of the Company shall not take any of the foregoing actions referred to in clauses (i) through (iv) until after giving reasonable notice to MergerSub with respect to its intent to take such action and (B) if the Board of Directors of the Company receives an Acquisition Proposal, to the extent it may do so without breaching its fiduciary duties as advised by counsel and as determined in good faith and without violating any of the conditions of such Acquisition Proposal, then the Company shall promptly inform MergerSub of the terms and conditions of such proposal and the identity of the person making it. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. As used in this Agreement, the term "Third Party" means any person, corporation, entity or "group," as defined in Section 13(d) of the Exchange Act, other than MergerSub or any of its affiliates.

          (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to MergerSub, within two business days following such Payment Event, a fee of $16,732,853.

          (c) "Payment Event" means (w) the termination of this Agreement pursuant to Section 9.01(e); (x) the termination of this Agreement pursuant to
Section 9.01(f) in contemplation of a merger agreement or a tender or exchange offer or any transaction of the type listed in clause (z) below, on financial terms more favorable to the Company's stockholders than the Merger; (y) the termination of this Agreement by MergerSub pursuant to Section 9.01(c) but only if the breach of covenant or warranty or misrepresentation in question arises out of the bad faith or wilful misconduct of the Company; or (z) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Section 9.01(g) whereby stockholders of the Company receive, pursuant to such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by the stockholders of the Company after such event, in excess of $34.50 per Share: the Company is acquired by merger or otherwise by a Third Party; a Third Party acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; a Third Party acquires more than 50% of the outstanding Shares or the Company adopts and implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

         (d) Upon the termination of this Agreement for any reason other than
(i) a termination by either the Company or MergerSub pursuant to Section 9.01(a), (ii) a termination by the Company pursuant to Section 9.01(c) or (iii) a termination that follows a failure of the conditions set forth in Sections 8.01(b), 8.01(c), 8.01(d),8.02(b), 8.02(c),8.02(d), 8.02(e) or 8.03 to be
satisfied, the Company shall reimburse MergerSub and its affiliates not later than two business days after submission of reasonable documentation thereof for 100% of their documented out-of-pocket fees and expenses (including, without limitation, the reasonable fees and expenses of their counsel and investment banking fees), actually incurred by any of them or on their behalf in connection with this Agreement and the transactions contemplated hereby and the arrangement of, obtaining the commitment to provide or obtaining the Financing for the transactions contemplated by this Agreement (including fees payable to the Financing Entities and their respective counsel) provided that the aggregate amount payable pursuant to this Section 5.04(d) shall not exceed $7,000,000.

          (e) The Company acknowledges that the agreements contained in this
Section 5.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MergerSub would not enter into this Agreement; accordingly, if the Company fails to promptly pay any amount due pursuant to this Section 5.04, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the Company for the fee or fees and expenses set forth in this Section 5.04, the Company shall also pay to MergerSub its costs and expenses incurred in connection with such litigation.

          (f) This Section 5.04 shall survive any termination of this Agreement, however caused.

         SECTION 5.05. Notices of Certain Events. The Company shall promptly notify MergerSub of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 5.06. Resignation of Directors. Prior to the Effective Time, the Company shall deliver to MergerSub evidence satisfactory to MergerSub of the resignation of all directors of the Company (other than Randall E. Curran and James H. Tate) effective at the Effective Time.

         SECTION 5.07. Rights Agreement. The Company covenants and agrees that it will not (i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action which would allow any Person (as defined in the Rights Agreement) other than the MergerSub to acquire beneficial ownership of 10% or more of the Common Shares without causing a Distribution Date (as such term is defined in the Rights Agreement) to occur.

         SECTION 5.08. Preferred Stock. Provided that MergerSub shall have provided to Company reasonably in advance of the first mailing to stockholders of the Company Proxy Statement the terms thereof, prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to establish the terms of the Mirror Preferred Stock and file the Certificate of Designation with respect thereto with the Delaware Secretary of State, all in accordance with the applicable provisions of Delaware Law. The "Mirror Preferred Stock" shall be Preferred Stock of the Company, the terms of and certificate of designations of which shall be identical in all respects (except the name of the Company) to the terms of the MergerSub Preferred Stock and the certificate of designations therefor.

         SECTION 5.09. Formation of Operating Co. Prior to the Effective Time, the Company shall take all necessary action to incorporate Operating Co., a direct, wholly-owned subsidiary of the Company, in accordance with the applicable provisions of Delaware Law. Operating Co. shall be the holder, directly or indirectly, of all the capital stock of each other Subsidiary.

         SECTION 5.10. Outstanding Debt Securities. (a) Upon the occurrence of the Effective Time, the Company shall call for redemption and redeem all of its outstanding 10.25% Senior Notes due May 1, 2002 (the "Outstanding Senior Notes") so that, as promptly as practicable after the Effective Time, all such Outstanding Senior Notes shall be redeemed. (b) Prior to the Effective Time, the Company shall make a tender offer and consent solicitation to all holders of its outstanding 10.75% Senior Subordinated Notes due November 1, 2003 (the "Outstanding Subordinated Notes") for the purchase of all of the Outstanding Subordinated Notes (and the amendment of the related indenture to eliminate financial covenants therein), such that the scheduled closing date for such tender offer shall be the Effective Time and the Company shall purchase all Outstanding Subordinated Notes validly tendered thereunder.

         SECTION 5.11. Solvency Advice. The Company shall request an independent advisor to deliver the advice contemplated by Section 8.03(b) as promptly as practicable.

         SECTION 5.12. Transfers by Affiliates. The Company shall use its reasonable best efforts to obtain and provide to MergerSub prior to the Closing undertakings in writing from each person, if any, who according to counsel for the Company might reasonably be considered "affiliates" of the Company within the meaning of Rule 145(c) of the SEC pursuant to the Securities Act (each, an "Affiliate"), in each case in form and substance satisfactory to counsel for MergerSub providing (i) such Affiliate will notify MergerSub in writing before offering for sale or selling or otherwise disposing of any shares of Company Stock owned by such Affiliate and (ii) no such sale or other disposition shall be made unless and until the Affiliate has supplied to MergerSub an opinion of counsel for the Affiliate (which opinion and counsel shall be reasonably satisfactory to MergerSub) to the effect that such transfer is not in violation of the Securities Act.



                                    ARTICLE 6
                             COVENANTS OF MERGERSUB

         MergerSub agrees that:

         SECTION 6.01. SEC Filings. As soon as practicable after the date of announcement of the execution of the Merger Agreement, MergerSub shall file (separately, or as part of the Company Proxy Statement) with the SEC, if required, a Rule 13E-3 Transaction Statement ("Transaction Statement") with respect to the Merger (together with any supplements or amendments thereto, collectively the "MergerSub Disclosure Documents"). MergerSub and the Company each agrees to correct any information provided by it for use in the MergerSub Disclosure Documents if and to the extent that it shall have become false or misleading in any material respect. MergerSub agrees to take all steps necessary to cause the MergerSub Disclosure Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on each MergerSub Disclosure Document prior to its being filed with the SEC.

         SECTION 6.02. Voting of Shares. MergerSub agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 6.03. Director and Officer Liability. For a period of 6 years after the Effective Time, MergerSub will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For a period of 6 years after the Effective Time, MergerSub will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, MergerSub shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 125% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to MergerSub.

         SECTION 6.04. Employee Plans and Benefit Arrangements. (a) From and after the Effective Time, subject to applicable law, the Surviving Corporation and its subsidiaries will honor obligations of the Company and its subsidiaries incurred prior to the Effective Time under all existing Employee Plans and Benefit Arrangements and International Plans (as defined in Section 3.14).

          (b) MergerSub agrees that, for at least one year from the Effective Time, subject to applicable law, the Surviving Corporation and its Subsidiaries will provide benefits to their employees which will, in the aggregate, be comparable to those currently provided by the Company and its subsidiaries to their employees. Notwithstanding the foregoing, nothing herein shall obligate or require the Surviving Corporation or any of its subsidiaries to provide its employees with a plan or arrangement similar to the equity-based compensation plans currently maintained by the Company and nothing herein shall limit the Surviving Corporation's right to amend, modify or terminate any Employee Plan or Benefit Arrangement, as defined in Section 3.14.

          (c) It is MergerSub's current intention to maintain the Surviving Corporation's headquarters at its present location or another location in the greater St. Louis area.

         SECTION 6.05. Financing. MergerSub shall use its reasonable best efforts to obtain the Financing. In the event that any portion of such Financing becomes unavailable, regardless of the reason therefor, MergerSub will use its reasonable best efforts to obtain alternative financing on substantially comparable or more favorable terms from other sources.

         SECTION 6.06. NASDAQ Listing. MergerSub will not take any action, for at least three years after the Effective Time of the Merger, to cause the Company Stock to be de-listed from The NASDAQ National Market System ("NASDAQ"); provided, however, that the MergerSub may cause or permit the Company Stock to be de-listed in connection with a transaction which results in the termination of registration of such securities under Section 12 of the Exchange Act, and provided, further, that nothing in this Section 6.06 shall require the Company to take any affirmative action to prevent the Company Stock from being de-listed by NASDAQ if the Company Stock ceases to meet the applicable listing standards.



                                    ARTICLE 7
                     COVENANTS OF MERGERSUB AND THE COMPANY

         The parties hereto agree that:

         SECTION 7.01. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Company and its Board of Directors shall use their reasonable best efforts to (a) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and
(b) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         SECTION 7.02. Certain Filings. (a) The Company and MergerSub shall use their respective reasonable best efforts to take or cause to be taken, (i) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of a Form S-4 registration statement (the "Registration Statement"), the Company Disclosure Documents and the MergerSub Disclosure Documents, (ii) such actions as may be required to have the Registration Statement declared effective under the Securities Act and to have the Company Proxy Statement cleared by the SEC, in each case as promptly as practicable, and (iii) such actions as may be required to have to be taken under state securities or applicable Blue Sky laws in connection with the issuance of the securities contemplated hereby.

         (b) The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, (i) prior to the Closing, all documents that MergerSub may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to MergerSub, and (ii) all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Closing in respect of the transactions contemplated by this Agreement, including without limitation, (x) participation in meetings, due diligence sessions and road shows, (y) the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents, and (z) the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions as may be requested by MergerSub; provided that the form and substance of any of the material documents referred to in clause
(y) , and the terms and conditions of any of the material agreements and other documents referred to in clause (z), shall be substantially consistent with the terms and conditions of the financing required to satisfy the condition precedent set forth in Section 8.02(c).

         (c) The Company and MergerSub shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents and MergerSub Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.03. Public Announcements. MergerSub and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except for any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.



                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

         SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Company and MergerSub to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) This Agreement shall have been adopted by the stockholders of the Company in accordance with Delaware law;

          (b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

          (c) No provision of any applicable law or regulation and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the Company and MergerSub shall each use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

          (d) All consents, approvals and licenses of any governmental or other regulatory body required in connection with the execution, delivery and performance of this Agreement and for the Surviving Corporation to conduct the business of the Company in substantially the manner now conducted, shall have been obtained, unless the failure to obtain such consents, authorizations, orders or approvals would not have a Material Adverse Effect after giving effect to the transactions contemplated by this Agreement (including the Financing); and

          (e) The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

         SECTION 8.02. Conditions to the Obligations of MergerSub. The obligations of MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and MergerSub shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

          (b) There shall not be instituted or pending (x) any action or proceeding by any government or governmental authority or agency or (y) any action or proceeding by any other person, in any case referred to in clauses (x) and (y), before any court or governmental authority or agency that has reasonable likelihood of success (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by this Agreement, (ii) seeking to restrain or prohibit MergerSub's (including its Subsidiaries and affiliates) ownership or operation of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or to compel MergerSub or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (iii) seeking to impose or confirm material limitations on the ability of MergerSub or any of its Subsidiaries or affiliates to effectively control the business or operations of the Company and its Subsidiaries, taken as a whole, or effectively to exercise full rights of ownership of the Shares or Company Stock, including, without limitation, the right to vote any Shares or Company Stock acquired or owned by MergerSub or any of its Subsidiaries or affiliates on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by MergerSub or any of its Subsidiaries or affiliates of any Shares or Company Stock, and no court, arbitrator or governmental body, agency or official shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of MergerSub is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv);

          (c) The funds in an amount at least equal to the Required Amounts shall have been made available to MergerSub and/or Operating Co. as contemplated in Section 4.07;

          (d) The holders of not more than 6% of the outstanding Shares shall have demanded appraisal of their Shares in accordance with Delaware Law;

          (e) No change in accounting practice or policies after the date hereof shall cause MergerSub reasonably to conclude that the Merger will not be recorded as a "recapitalization" for financial reporting purposes;

          (f) The certificate of designation for the Mirror Preferred Stock shall have been accepted for filing by the Delaware Secretary of State; and

          (g) Total indebtedness (long and short term) of the Company and its Subsidiaries as of the Effective Time shall not exceed $410,000,000, excluding for purposes hereof any indebtedness incurred in connection with the proposed acquisitions set forth in Schedule 5.01(b) hereof, but including the aggregate amount of participation interests outstanding under the Company's trade accounts receivable securitization agreement.

         SECTION 8.03. Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further condition:

          (a) MergerSub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of MergerSub contained in this Agreement and in any certificate or other writing delivered by either of them pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by the President or any Vice President of MergerSub to the foregoing effect.

          (b) The Board of Directors of the Company shall have received advice, reasonably satisfactory to the Board, from an independent advisor confirming the belief of MergerSub set forth in the second to last sentence of Section 4.07.



                                    ARTICLE 9
                                   TERMINATION

         SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the stockholders of the Company):

           (a) by mutual written consent of the Company on the one hand and MergerSub on the other hand;

           (b) by either the Company or MergerSub, if the Merger has not been consummated by June 30, 1998, provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement;

           (c) by either the Company or MergerSub, if MergerSub (in the case of termination by the Company), or the Company (in the case of termination by MergerSub) shall have breached in any material respect any of its obligations under this Agreement or any representation and warranty of MergerSub (in the case of termination by the Company) or the Company (in the case of termination by MergerSub) shall have been incorrect in any material respect when made or at any time prior to the Closing;

           (d) by either the Company or MergerSub, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining MergerSub or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

           (e) by MergerSub if the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to MergerSub, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger, or approved, recommended or endorsed any proposal for a transaction other than the Merger (including a tender or exchange offer for Shares) or if the Company has failed to call the Company Stockholders Meeting or failed as promptly as practicable after the Registration Statement is declared effective to mail the Company Proxy Statement to its stockholders or failed to include in such statement the recommendation referred to above;

         (f) by the Company if prior to the Effective Time the Board of Directors of the Company shall have withdrawn or modified or amended, in a manner adverse to MergerSub, its approval or recommendation of this Agreement and the Merger or its recommendation that stockholders of the Company adopt and approve this Agreement and the Merger in order to permit the Company to execute a definitive agreement providing for the acquisition of the Company or in order to approve a tender or exchange offer for any or all of the Shares, in either case, that is determined by the Board of Directors of the Company to be on financial terms more favorable to the Company's stockholders than the Merger, provided that the Company shall be in compliance with Section 5.04;

           (g) by either the Company or MergerSub if, at a duly held stockholders meeting of the Company or any adjournment thereof at which this Agreement and the Merger is voted upon, the requisite stockholder adoption and approval shall not have been obtained.

         The party desiring to terminate this Agreement pursuant to Sections 9.01(b)-(g) shall give written notice of such termination to the other party in accordance with Section 10.01.

         SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.04 and 10.04 shall survive the termination hereof.



                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

         if to MergerSub, to:

                  Peter T. Grauer
                  C/O DLJ Merchant Banking II, Inc.
                  277 Park Avenue
                  New York, New York 10172
                  Telecopy: 212-892-7552

                  with a copy to:

                  George R. Bason, Jr.
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Telecopy: (212) 450-4800

                  if to the Company, to:

                  James H. Tate
                  Stephanie N. Josephson
                  101 S. Hanley Rd., Ste. 300
                  St. Louis, MO 63105
                  Telecopy: (314) 746-2374

                  with a copy to:

                  R. Scott Cohen
                  Weil Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas 75201
                  Telecopy: (314) 746-7777

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

         SECTION 10.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement except for the agreements set forth in Sections 6.03, 6.04 and 6.06 which will survive the Effective Time and Sections 5.04 and 10.04 which will survive any termination hereof.

         SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 10.04. Expenses. Except as provided in Section 5.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

         SECTION 10.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

         SECTION 10.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            THERMADYNE HOLDINGS
                                                  CORPORATION



                                            By: /s/ Randall E. Curran
                                               -----------------------------
                                               Name:  Randall E. Curran
                                               Title: President

                                            MERCURY ACQUISITION
                                            CORPORATION



                                            By: /s/ Peter T. Grauer
                                               -----------------------------
                                               Name:  Peter T. Grauer
                                               Title: President



                                                                     EXHIBIT A





                          CERTIFICATE OF INCORPORATION

                                     OF THE

                              SURVIVING CORPORATION

                                      *****


         As of the Effective Time, the Restated Certificate of Incorporation of the Surviving Corporation shall be amended as follows:

         Article Second shall be deleted in its entirety, and replaced with the following:

         "SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company."

         Article Fourth shall be deleted in its entirety, and replaced with the following:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 45,000,000 consisting of 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 15,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ( the "Delaware Law")."

         Articles Sixth and Seventh shall be deleted in their entirety, and replaced by the following:

         "SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide."

         Article Eighth shall be amended to reflect the following change. The last sentence of Article Eighth shall be deleted in its entirety and replaced by the following:

         "In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article EIGHTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law."

         Article Ninth shall be deleted in its entirety, and replaced by the following:

         "NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

         (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

         (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

         (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

         (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

         (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification."

         Article Eleventh shall be deleted in its entirety, and replaced by the following:

         "ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power."

         Article Twelfth shall be deleted in its entirety.

         Except as provided above, the Certificate of Incorporation of the Surviving Corporation shall remain in full force and effect.